 EXHIBIT 99.1

LITHIA MOTORS REPORTS ADJUSTED CONTINUING OPERATIONS EPS OF $0.60 FOR FIRST QUARTER 2012; INCREASES 2012 OUTLOOK

__________________________________________________

Medford, Oregon, April 25, 2012 – Lithia Motors, Inc. (NYSE: LAD) today reported 2012 first quarter adjusted income from continuing operations was $15.8 million, or $0.60 per diluted share. This compares to a 2011 first quarter adjusted income from continuing operations of $8.8 million, or $0.33 per diluted share. Unadjusted net income from continuing operations for the first quarter of 2012 was $16.8 million or $0.63 per diluted share, compared to $8.4 million or $0.31 per diluted share for 2011.

As shown in the attached non-GAAP reconciliation table, the 2012 first quarter adjusted income from continuing operations is reduced to exclude a benefit of $0.03 per share for the gain on the disposal of assets, an adjustment to an investment and a non-core tax attribute. The 2011 first quarter adjusted results from continuing operations exclude a charge of $0.02 per share on asset impairments and a stock based compensation tax shortfall.

First quarter 2012 revenue from continuing operations increased $176.0 million, or 30% to $758.9 million, compared to $582.9 million in the first quarter of 2011.

First Quarter Year-over-Year Operating Highlights:

  New vehicle same store sales increased 25%
  Used vehicle retail same store sales increased 18%
  Service, body and parts same store sales increased 5%
  Adjusted SG&A expense as a percentage of gross profit reduced 370 basis points, to 72.2%
  Adjusted income from continuing operations increased 79%

“We remain focused on consistent execution of our operational strategies,” said Bryan DeBoer, President and COO. “Our first quarter results build on our momentum from 2011. Our team continues to expand market share by understanding customers and meeting their needs. Store-specific strategies that are optimized for local market conditions focus on increasing revenue while maintaining expense discipline. This unique approach for each of our stores is the foundation of our success today and in the future.”

Corporate Development

On March 27, 2012, Lithia completed the sale of an 80% interest in our Nissan, Volkswagen and BMW stores in Medford, Oregon, to Dick Heimann, Vice Chairman. The remaining 20% ownership interest will be accounted for as an equity investment.

Balance Sheet Update

Lithia ended the first quarter with $9 million in cash, $17 million in available credit on our credit facility and $76 million in unfinanced new vehicle inventory. In total, this represents approximately $102 million in available liquidity.

On April 18, 2012, Lithia entered into a new five-year $650 million credit facility with 10 financial institutions. The revolving facility will provide $500 million for new vehicle inventory floor plan financing, $100 million for used vehicle inventory financing and $50 million for general corporate purposes including working capital and acquisitions, and can be expanded to $800 million in total availability.

Chris Holzshu, SVP and Chief Financial Officer, commented, “Our partner banks and manufacturer-affiliated finance companies have made a significant vote of confidence in Lithia. In addition to increasing the liquidity we can utilize for corporate development, this facility reduces our borrowing costs and provides for a five-year commitment. Continuing to strengthen our balance sheet through more favorable debt financing has been a key focus area.”

CEO Succession

As previously announced, effective May 1, 2012, Bryan DeBoer, President and COO, will be promoted to Chief Executive Officer. Sid DeBoer, Founder, Chairman and CEO, will assume the role of Executive Chairman and remain Chairman of the Board.

Updated Outlook for 2012

Commenting on Lithia’s outlook for the future, Sid DeBoer, Chairman and CEO, stated, “The first quarter of 2012 supports our belief that a multi-year recovery in new vehicle sales is ahead of us. Consumers have proven resilient to increases in gas prices and improved safety and technology features are creating additional demand. We still remain conservative in our estimate of how quickly demand will return to normalized levels, and anticipate a new vehicle Seasonally Adjusted Annualized Rate (SAAR) of sales between 14.0 and 14.5 million for the full year 2012. ”

Lithia projects its 2012 second quarter earnings within a range of $0.60 to $0.62 per diluted share. Full-year 2012 earnings are projected within a range of $2.45 to $2.53 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues in range of $2.9 to $3.1 billion
  New vehicle same store sales increasing 16.0%
  New vehicle gross margin ranging from 7.6% to 7.8%
  Used vehicle same store sales increasing 13.0%
  Used vehicle gross margin ranging from 14.4% to 14.6%
  Service body and parts same store sales increasing 2.5%
  Service body and parts gross margin ranging from 48.0% to 48.2%
  Finance and insurance gross profit of $1,000 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.6 million
  Capital expenditures of $43 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

First Quarter Earnings Conference Call and Updated Presentation

The first quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available after 1:00 p.m. ET on April 25, 2012 through May 9, 2012 by calling 877-660-6853 (Conference ID: 392149, Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 25 brands of new and all brands of used vehicles at 83 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites

www.lithia.com

www.lithiacareers.com

www.assuredservice.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Source: Lithia Motors, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding second quarter and full year 2012 results, the impact of gas prices and consumer demand on vehicle sales levels and the sustainability of future incremental operating leverage. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. These measures exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income, or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended			%
	March 31,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$404,288	$300,640	$103,648	34.5%
Used vehicle retail	195,421	156,478	38,943	24.9
Used vehicle wholesale	34,336	29,537	4,799	16.2
Finance and insurance	25,420	19,299	6,121	31.7
Service, body and parts	86,448	73,761	12,687	17.2
Fleet and other	12,981	3,142	9,839	313.1
Total revenues	758,894	582,857	176,037	30.2
Cost of sales:
New vehicle retail	373,162	278,034	95,128	34.2
Used vehicle retail	166,507	133,494	33,013	24.7
Used vehicle wholesale	33,918	29,138	4,780	16.4
Service, body and parts	44,855	38,000	6,855	18.0
Fleet and other	12,581	2,595	9,986	384.8
Total cost of sales	631,023	481,261	149,762	31.1
Gross profit	127,871	101,596	26,275	25.9
Other asset impairments	115	382	(267)	(69.9)
SG&A expense	91,590	77,134	14,456	18.7
Depreciation and amortization	4,199	4,092	107	2.6
Income from operations	31,967	19,988	11,979	59.9
Floor plan interest expense	(2,950)	(2,462)	488	19.8
Other interest expense	(2,747)	(3,292)	(545)	(16.6)
Other income, net	499	77	422	548.1
Income from continuing operations before income taxes	26,769	14,311	12,458	87.1
Income tax expense	(9,973)	(5,923)	4,050	68.4
Income tax rate	37.3%	41.4%
Income from continuing operations	$16,796	$8,388	$8,408	100.2%
Income from discontinued operations	-	317	(317)	NM
Net income	$16,796	$8,705	$8,091	92.9%

Diluted net income per share:
Continuing operations	$0.63	$0.31	$0.32	103.2%
Discontinued operations	-	0.02	(0.02)	NM
Net income per share	$0.63	$0.33	$0.30	90.9%

Diluted shares outstanding	26,478	26,694	(216)	(0.8)%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended			%
	March 31,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.7%	7.5%	20 bps
Used vehicle retail	14.8	14.7	10 bps
Used vehicle wholesale	1.2	1.4	(20) bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.1	48.5	(40) bps
Fleet and Other	3.1	17.4	(1,430) bps
Gross profit margin	16.8	17.4	(60) bps

Unit sales
New vehicle retail	12,469	9,525	2,944	30.9%
Used vehicle retail	11,508	9,506	2,002	21.1
Used vehicle wholesale	4,593	3,742	851	22.7
Total units sold	28,570	22,773	5,797	25.5

Average selling price
New vehicle retail	$ 32,423	$ 31,563	$ 860	2.7%
Used vehicle retail	16,981	16,461	520	3.2
Used vehicle wholesale	7,476	7,893	(417)	(5.3)

Average gross profit per unit
New vehicle retail	$ 2,496	$ 2,373	$ 123	5.2%
Used vehicle retail	2,513	2,418	95	3.9
Used vehicle wholesale	91	107	(16)	(15.0)
Finance and insurance	1,060	1,014	46	4.5

Revenue mix
New vehicle retail	53.3%	51.6%
Used vehicle retail	25.8	26.8
Used vehicle wholesale	4.5	5.1
Finance and insurance, net	3.3	3.3
Service, body and parts	11.4	12.7
Fleet and other	1.7	0.5

Other metrics
SG&A as a % of revenue	12.1%	13.2%	(110) bps
SG&A as a % of gross profit	71.6	75.9	(430) bps
Operating profit as a % of revenue	4.2	3.4	80 bps
Operating profit as a % of gross profit	25.0	19.7	530 bps
Pretax margin	3.5	2.5	100 bps

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Three Months Ended			%
	March 31,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Revenues
New vehicle retail	$371,503	$296,679	$74,824	25.2%
Used vehicle retail	182,135	153,907	28,228	18.3
Used vehicle wholesale	31,961	28,735	3,226	11.2
Finance and insurance	23,696	18,463	5,233	28.3
Service, body and parts	75,931	72,525	3,406	4.7
Fleet and Other	9,763	2,910	6,853	235.5
Total revenues	$694,989	$573,219	$121,770	21.2

Gross profit
New vehicle retail	$28,364	$22,192	$6,172	27.8%
Used vehicle retail	27,288	22,310	4,978	22.3
Used vehicle wholesale	380	392	(12)	(3.1)
Finance and insurance	23,696	18,463	5,233	28.3
Service, body and parts	35,563	34,137	1,426	4.2
Fleet and Other	208	154	54	35.1
Total gross profit	$115,499	$97,648	$17,851	18.3

Unit sales
New vehicle retail	11,631	9,391	2,240	23.9%
Used vehicle retail	10,806	9,350	1,456	15.6
Used vehicle wholesale	4,312	3,671	641	17.5
Total units sold	26,749	22,412	4,337	19.4

Average selling price
New vehicle retail	$31,941	$31,592	$349	1.1%
Used vehicle retail	16,855	16,461	394	2.4
Used vehicle wholesale	7,412	7,828	(416)	(5.3)

Average gross profit per unit
New vehicle retail	$2,439	$2,363	$76	3.2%
Used vehicle retail	2,525	2,386	139	5.8
Used vehicle wholesale	88	107	(19)	(17.8)
Finance and insurance	1,056	985	71	7.2

Lithia Motors, Inc.

Non-GAAP Performance Metrics (Unaudited)

	Three Months Ended
	March 31,		Increase
	2012	2011	(Decrease)
Adjusted other metrics
SG&A as a % of revenue	12.2%	13.2%	(100) bps
SG&A as a % of gross profit	72.2	75.9	(370) bps
Operating profit as a % of revenue	4.1	3.5	60 bps
Operating profit as a % of gross profit	24.5	20.1	440 bps
Pretax margin	3.4	2.5	90 bps

Lithia Motors, Inc.

Other Highlights (Unaudited)

	As of
	March 31,	December 31,	March 31,
	2012	2011	2011
Days Supply(1)
New vehicle inventory	61	62	60
Used vehicle inventory	48	52	47

(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of March 31, 2012
Current ratio	Not less than 1.20 to 1	1.40 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	1.74 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1	2.71 to 1
Funded debt restriction	Not more than $310 million	$205.9 million

Lithia Motors, Inc.

Revenue Mix (Unaudited)

	Three Months Ended March 31,
	2012	2011
New vehicle unit sales brand mix
Chrysler	32.2%	28.8%
General Motors	14.3	16.4
Toyota	12.6	14.5
Subaru	7.4	6.0
BMW, Mini	6.8	4.8
Honda, Acura	6.4	8.1
Ford	5.6	5.8
Hyundai	4.8	6.1
Nissan	3.2	4.4
Mercedes	2.6	0.9
Volkswagen, Audi	2.0	2.2
Kia	1.2	1.2
Mazda	0.6	0.5
Other	0.3	0.3
	Three Months Ended March 31,
	2012	2011
Revenue geographic mix
Texas	24.4%	24.9%
Oregon	21.6	16.6
California	10.3	10.5
Washington	9.0	10.7
Alaska	8.6	9.0
Montana	8.4	8.3
Idaho	5.3	6.6
Nevada	4.9	4.9
Iowa	4.5	5.4
North Dakota	2.0	2.1
New Mexico	1.0	1.0
	As of April 25, 2012
Current store count mix	# of stores	% of total
Chrysler	22	26.5%
General Motors	12	14.5
Honda, Acura	9	10.9
Toyota	8	9.6
BMW, MINI	7	8.5
Hyundai	6	7.2
Ford	5	6.0
Nissan	3	3.6
Mercedes	3	3.6
Subaru	3	3.6
Kia	2	2.4
Other	2	2.4
Volkswagen, Audi	1	1.2

Lithia Motors, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands except per share data)

	March 31, 2012	December 31, 2011
Cash and cash equivalents	$8,965	$ 20,851
Trade receivables, net	111,040	99,407
Inventories, net	559,216	506,484
Deferred income taxes	4,427	4,730
Other current assets	10,618	16,719
Total current assets	$694,266	$ 648,191

Property and equipment, net	379,351	373,779
Goodwill	18,727	18,958
Franchise value	59,095	59,095
Deferred income taxes	30,536	29,270
Other non-current assets	16,752	16,840
Total assets	$1,198,727	1,146,133

Floor plan notes payable	$372,717	$343,940
Current maturities of long-term debt	22,982	8,221
Trade payables	34,934	31,712
Accrued liabilities	77,874	72,711
Total current liabilities	$508,507	456,584

Long-term debt	262,934	278,653
Deferred revenue	26,820	25,146
Other long-term liabilities	18,787	18,629
Total liabilities	$817,048	$779,012

Class A common stock	278,970	279,366
Class B common stock	449	468
Additional paid-in capital	10,483	10,918
Accumulated other comprehensive loss	(4,082)	(4,508)
Retained earnings	95,859	80,877
Total liabilities & stockholders' equity	$1,198,727	$1,146,133

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2012	2011
Net income	$16,796	$8,705

Adjustments to reconcile net income to net cash used in operating activities:
Asset impairments	115	382
Depreciation and amortization	4,199	4,092
Depreciation and amortization within discontinued operations	-	101
Stock-based compensation	576	491
Gain on disposal of assets	(988)	105
Deferred income taxes	(870)	(394)
Excess tax benefit from share-based payment arrangements	(749)	(21)
(Increase) decrease:
Trade receivables, net	(11,633)	(4,648)
Inventories	(62,113)	(41,769)
Other current assets	5,292	(888)
Other non-current assets	2,778	(412)
Increase (decrease):
Floor plan notes payable	(3,324)	9,905
Trade payables	1,549	3,296
Accrued liabilities	5,105	9,683
Other long-term liabilities and deferred revenue	2,280	132
Net cash used in operating activities	$(40,987)	$(11,240)

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
Net cash provided by (used in) operating activities	2012	2011
As reported	$(40,987)	$(11,240)
Floor plan notes payable, non-trade	39,401	39,262
Adjusted	$(1,586)	$28,022

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Three Months Ended March 31, 2012
	As reported	Asset impairment and disposal gain	Equity investment	Tax attribute	Adjusted
Other asset impairments	$115	$(115)	$-	$-	$-
Selling, general and administrative	91,590	739	-	-	92,329

Income from operations	31,967	(624)	-	-	31,343

Other income, net	499	-	(244)	-	255

Income from continuing operations before income taxes	$26,769	$(624)	$(244)	$-	$25,901
Income tax expense	(9,973)	244	95	(494)	(10,128)
Net income from continuing operations	$16,796	$(380)	$(149)	$(494)	$15,773

Diluted earnings per share from continuing operations	$0.63	$(0.01)	$(0.01)	$(0.01)	$0.60
Diluted share count	26,478

	Three Months Ended March 31, 2011
	As reported	Asset impairment	Stock based comp tax shortfall	Adjusted
Other asset impairments	$382	$(382)	$-	$-

Income from operations	19,988	382	-	20,370

Income from continuing operations before income taxes	$14,311	$382	$-	$14,693
Income tax expense	(5,923)	(153)	186	(5,890)
Net income from continuing operations	$8,388	$229	$186	$8,803

Diluted earnings per share from continuing operations	$0.31	$0.01	$0.01	$0.33
Diluted share count	26,694